UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2011 (May 5, 2011)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Mr. Yehuda Karni notified Ampal-American Israel Coporation (the “Company”) that he would retire as director effective May 5, 2011 and did not stand for re-election.

(e)    Ms. Revital Degani was elected a Director of the Board of Directors (the “Board”) of the Company at the annual meeting of shareholders on May 5, 2011 as described in Item 5.07 below. Ms. Degani will serve on the Company’s Audit Committee, Special Committee and Stock Option and Compensation Committee.  Ms. Degani did not receive any compensation upon her election to the Board, but she is entitled to receive $2,000 for each Board and committee meetings attended, which is the same amount that is paid to other directors of the Company for attending Board meetings, and $30,000 per year for serving on the Audit Committee and Special Committee, which is the same amount that is paid to other directors of the Company for serving on the Audit Committee and Special Committee.  On May 5, 2011, the Board approved the grant pursuant to the Company’s 2010 Incentive Plan to Ms. Degani of options to purchase 180,000 shares of the Company’s Class A Stock, par value $1.00 per share, at an exercise price of $1.21 per share.  The options for 11,250 shares will vest on August 5, 2011 and the remaining 157,500 shares will vest in installments of 11,250 shares at the end of each three month period after August 5, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 5, 2011, the Company held its 2011 Annual Meeting of Shareholders.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies.  The proposals are described in detail in the Company’s Proxy Statement.  The voting results are as follows:

1. Proposal for the Election of Directors

The following individuals were elected to serve as directors of the Company to hold office until the 2012 Annual Meeting of Shareholders and their respective successors are duly elected and qualified:

Name	FOR	WITHHELD

Yosef A. Maiman	38,134,383	1,516,087
Leo Malamud	38,058,381	1,592,089
Dr. Joseph Yerushalmi	38,134,037	1,516,433
Dr. Nimrod Novik	38,058,381	1,592,089
Menahem Morag	38,320,924	1,329,546
Daniel Vaknin	38,320,924	1,329,546
Joseph Geva	38,058,481	1,591,989
Erez I. Meltzer	38,134,178	1,516,292
Gideon Weinstein	38,058,481	1,591,989
Irit Eluz	38,481,156	1,169,314
Sabih Saylan	38,133,683	1,516,787
Revital Degani	38,725,684	924,786

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There were 7,309,924 broker non-votes with respect to the election of directors.

2. Proposal for the Ratification of the Appointment of Kesselman & Kesselman, A Member Firm of PricewaterhouseCoopers International Limited as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2011.

The shareholders ratified the appointment of Kesselman & Kesselman, A Member Firm of PricewaterhouseCoopers International Limited (“Kesselman”) to serve as the Company's independent registered public accounting firm for fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN

45,343,605	112,992	1,503,797

There were no broker non-votes with respect to the appointment of Kesselman to serve as the Company’s independent accounting firm.

3. Proposal for the Approval of the Company’s 2010 Incentive Plan.

The shareholders approved the Company’s 2010 Incentive Plan.

FOR	AGAINST	ABSTAIN

33,109,181	6,157,937	383,352

There were 7,309,924 broker non-votes with respect to the approval of the Company’s 2010 Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: May 11, 2011	By:	/s/ Yoram Firon
Name: Yoram Firon
Title: Vice President - Investments and
Corporate Affairs and Secretary

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